UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 23, 2005

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA  90805
(Address of principal executive office)

(562) 728-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

            Attached as Exhibit 99.1 is a copy of a press release, dated March 23, 2005, announcing Pacific Energy Partners, L.P. reports oil release on its Line 63 pipeline.  In addition, on March 24, 2005, we issued a press release providing an update on the oil release. The press release is furnished as Exhibit 99.2 to this report.

In a press release dated February 2, 2005, we provided guidance for net income per unit for the first quarter of 2005 as well as the full year 2005.  We are currently assessing the financial impact associated with the oil release described in Exhibits 99.1 and 99.2.  It is unclear at this time as to whether the costs to be incurred, or a potential reduction in volumes, will have a material adverse impact on our net income.

                The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1 Pacific Energy Partners, L.P. Press Release dated March 23, 2005.

99.2 Pacific Energy Partners, L.P. Press Release dated March 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

	By:	PACIFIC ENERGY GP, LP,
its general partner

	By:	PACIFIC ENERGY MANAGEMENT LLC,
by its general partner

	By:	/S/ GERALD A. TYWONIUK
Gerald A. Tywoniuk
Senior Vice President, Chief Financial Officer
and Treasurer

Dated: March 29, 2005

EXHIBIT INDEX

Exhibit 99.1	—	Pacific Energy Partners, L.P. Press Release dated March 23, 2005

Exhibit 99.2	—	Pacific Energy Partners, L.P. Press Release dated March 24, 2005